UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on March 8, 2011, the Board of Directors of Old Point Financial Corporation (the “Corporation”) adopted amended and restated bylaws (the “Bylaws”) for the Corporation, effective March 8, 2011. Below is a brief description of the material amendments that were made to the Bylaws. This summary should be read in conjunction with, and is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Annual Meeting of Stockholders. Section 1.1 of the Bylaws was amended to provide that the annual meeting of stockholders shall be held on the fourth Tuesday in May of each year or on a different date selected by the Board of Directors. Previously under the Corporation’s bylaws, the annual meeting was held on the fourth Tuesday in April or on a different date selected by the Board of Directors.

Item  9.01 Financial Statements and Exhibits.

(d) Exhibits Exhibit 3.2 Bylaws of Old Point Financial Corporation (as amended and restated March 8, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date:  March 10, 2011
/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer